Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 4th QUARTER 2009 RESULTS;

PROVIDES 1st QUARTER AND UPDATED FULL YEAR 2010 OUTLOOK

BOCA RATON, FL, February 25, 2010 — SBA Communications Corporation (Nasdaq:SBAC) (“SBA” or the “Company”) today reported results for the quarter ended December 31, 2009. Highlights of the results include:

•	Fourth quarter over year earlier period:

•	Site leasing revenue growth of 10.5%

•	Tower Cash Flow growth of 13.4%

•	Net loss of $43.6 million in fourth quarter 2009 compared to net income of $6.0 million in fourth quarter 2008

•	Adjusted EBITDA growth of 14.7%

Operating Results

Total revenues in the fourth quarter of 2009 were $145.0 million, compared to $134.4 million in the year earlier period, an increase of 7.9% . Site leasing revenue of $123.6 million was up 10.5% over the year earlier period. Site leasing Segment Operating Profit (as defined below) of $95.5 million was up 12.2% over the year earlier period. Site leasing contributed 97.3% of the Company’s total Segment Operating Profit in the fourth quarter of 2009. Site development revenues were $21.3 million in the fourth quarter of 2009 compared to $22.5 million in the year earlier period, a 5.2% decrease. Site development Segment Operating Profit Margin remained consistent at 12.2% in the fourth quarter of 2009 compared to the year earlier period.

Tower Cash Flow (as defined below) for the fourth quarter of 2009 was $97.4 million, a 13.4% increase over the year earlier period. Tower Cash Flow Margin for the fourth quarter of 2009 was 79.5%, compared to 78.2% in the year earlier period.

Net loss for the fourth quarter of 2009 was $43.6 million compared to net income of $6.0 million in the year earlier period. Net loss attributable to SBA Communications Corporation for the fourth quarter of 2009 was $43.5 million or $(0.37) per share, compared to a net income attributable to SBA Communications Corporation of $6.0 million or $0.05 per share in the year earlier period. This decrease was primarily due to gains from the early extinguishment of debt recorded in the fourth quarter of 2008 as well as an increase in interest expense in the fourth quarter of 2009.

Adjusted EBITDA (as defined below) in the fourth quarter of 2009 was $88.7 million, compared to $77.3 million in the year earlier period, a 14.7% increase. Adjusted EBITDA Margin was 61.6% in the fourth quarter of 2009 compared to 58.4 % in the year earlier period.

Net Cash Interest Expense (as defined below) was $37.3 million in the fourth quarter of 2009, compared to $28.2 million in the year earlier period.

Equity Free Cash Flow (as defined below) for the fourth quarter of 2009 was $48.8 million compared to $47.0 million in the year earlier period, an increase of 4.0% . Equity Free Cash Flow Per Share was $0.42 for the fourth quarter of 2009 compared to $0.40 per share in the year earlier period, an increase of 5.0% .

“We had a solid finish to 2009, ending the year ahead of plan and with strong momentum moving into 2010,” commented Jeffrey A. Stoops, President and CEO. “Our customers continue to be very active in the aggregate, leasing tower space and purchasing related services. Substantial work remains to be done by our customers to build out their 3G and 4G networks and we are well positioned to benefit from that work. Because of our optimism around the additional network needs of our customers and our organic growth prospects, we are focused on continuing to grow our tower portfolio, particularly now that we have satisfied most of our short-term refinancing goals and have demonstrated ready access to attractively priced capital. We are off to a good start in 2010 on our portfolio growth initiatives, and we continue to be optimistic that we will increase the number of towers owned by 5% to 10% or more this year. We will also continue to be opportunistic with our stock repurchase program, with the amount of repurchases determined largely by the amount we invest in our primary goal of portfolio growth. We expect the combination of all of these items to produce material long-term growth in Equity Free Cash Flow Per Share.”

Investing Activities

As of December 31, 2009 SBA owned 8,324 towers, six distributed antenna system (“DAS”) networks and managed or leased approximately 5,100 actual or potential communication sites. During the fourth quarter of 2009, SBA purchased 216 towers and built 26 towers. The 216 towers were purchased for approximately $123.5 million (exclusive of any working capital adjustments). Total cash capital expenditures for the fourth quarter of 2009 were $138.8 million, consisting of $2.3 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $136.5 million of discretionary cash capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and purchasing land and easements). In addition, during the fourth quarter of 2009, the Company spent $1.7 million extending lease terms with respect to land underlying its towers.

Since December 31, 2009, SBA acquired 14 towers from third party sellers and an equity interest in DAS provider Extenet Systems, Inc. in exchange for $42.9 million in cash and the contribution of the Company’s six DAS networks. The Company has agreed to purchase an additional 157 towers for an aggregate amount of $56.3 million. The Company anticipates that these acquisitions will be consummated by the end of the third quarter of 2010.

During the fourth quarter of 2009, the Company repurchased approximately 52,000 shares of its common stock for $1.7 million as part of the stock repurchase program authorized by the Board of Directors in October 2009. Subsequent to December 31, 2009, the Company repurchased approximately 207,000 additional shares of its common stock for $6.7 million. The Company will continue to use the stock repurchase program opportunistically based on overall market and business conditions.

Financing Activities and Liquidity

SBA ended the fourth quarter with $2.8 billion of total debt, (recorded on the Company’s balance sheet at a discounted carrying value of $2.5 billion), $0.2 billion of cash and cash equivalents, short-term investments and short-term restricted cash and $2.6 billion of Net Debt (as defined below). SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios (as defined below) were 7.3x and 2.1x, respectively.

On February 11, 2010, the Company terminated its undrawn $320 million senior secured credit facility and obtained a $500 million, five-year senior secured credit facility. Amounts borrowed under the facility can be used for general corporate purposes and these amounts will accrue interest at the Eurodollar rate plus a margin that ranges from 187.5 basis points to 237.5 basis points or at a Base Rate plus a margin that ranges from 87.5 basis points to 137.5 basis points, based on leverage ratios. As of the date of this press release, the credit facility was undrawn and fully available.

During the fourth quarter of 2009, the Company repurchased $33.3 million of its 2006 CMBS Notes for $34.3 million in cash. Subsequent to December 31, 2009, the Company repurchased $2.0 million of its 2006 CMBS Notes for $2.1 million in cash.

Outlook

The Company is providing its first quarter 2010 Outlook and increasing its Full Year 2010 Outlook for anticipated results. The Company is increasing the mid-point of the range for site leasing revenue, Tower Cash Flow, Adjusted EBITDA, and Equity Free Cash Flow. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s Full Year 2010 Outlook is based on the following assumptions: (1) 9% organic leasing revenue growth on projected owned towers as of January 1, 2010; (2) new tower builds in the U.S. and Canada of 120 to 140 towers in 2010 for the Company’s ownership, (3) the acquisition of only those tower assets under contract at the time of this press release, (4) no refinancing of the 2006 CMBS Notes, and (5) no additional stock repurchases. The Company (a) intends to spend additional capital in 2010 on acquiring and building revenue producing assets not yet identified or under contract, (b) may refinance some or all of the 2006 CMBS Notes, and (c) may repurchase more of its common stock, the impact of which is not reflected in the 2010 guidance.

	Quarter ending			Full
	March 31, 2010			Year 2010
	($’s in millions)
Site leasing revenue	$125.5	to	$127.5	$518.0	to	$533.0
Site development revenue	$18.5	to	$20.5	$75.0	to	$90.0
Total revenues	$144.0	to	$148.0	$593.0	to	$623.0
Tower Cash Flow	$98.5	to	$100.5	$406.0	to	$421.0
Adjusted EBITDA(1)	$89.5	to	$91.5	$371.0	to	$387.0
Net cash interest expense (2)	$36.5	to	$37.5	$143.0	to	$153.0
Cash taxes paid	$0.5	to	$0.7	$2.0	to	$3.0
Non-discretionary cash capital expenditures (3)	$2.0	to	$3.0	$7.0	to	$11.0
Equity Free Cash Flow(4)	$48.3	to	$52.5	$204.0	to	$235.0
Discretionary cash capital expenditures (5)	$30.0	to	$40.0	$120.0	to	$140.0

(1)	Excludes acquisition related costs which were previously capitalized but commencing January 1, 2009 are required to be expensed and included within operating expenses.
(2)

Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include any impact from the amortization of deferred financing fees or non-cash interest expense.

(3)	Consists of tower maintenance and general corporate capital expenditures.
(4)	Defined as Adjusted EBITDA less net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid.
(5)

Consists of new tower builds, tower augmentations, tower acquisitions and related earn-outs and ground lease purchases. Excludes expenditures for the acquisition of revenue producing assets not under contract at the date of this press release.

Conference Call Information

SBA Communications Corporation will host a conference call on February 26, 2010 at 10:00 A.M. ET to discuss the quarterly results. The call may be accessed as follows:

When:	Friday, February 26, 2010 at 10:00 A.M. Eastern Time
Dial-in number:	(800) 230-1059
Conference call name:	“SBA Fourth Quarter Results”
Replay:	February 26, 2010 at 12:30 P.M. through March 12, 2010 at 11:59 P.M.
Number:	(800) 475-6701
Access Code:	142328
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) customer demand and activity for the full year 2010; (ii) the Company’s positioning to create additional shareholder value; (iii) the use of the net proceeds from the Company’s debt offering; (iv) the Company’s financial and operational guidance for the first quarter of 2010 and full year 2010, including its ability to drive material growth in equity free cash flow per share; (v) the Company’s expectations regarding tower acquisitions and its belief that pending acquisitions will close by the end of the third quarter of 2010; and (vi) the Company’s ability to capture 3G and 4G network build-out work; and (vii) the Company’s intentions regarding the stock repurchase program. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 27, 2009 and the Company’s reports filed on Form 10-Q. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (3) the impact, if any, of consolidation among wireless service providers; (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business; (6) the Company’s ability to acquire land underneath towers on terms that are accretive; (7) the Company’s ability to realize economies of scale from its tower portfolio; (8) the Company’s ability to comply with covenants and the terms of its credit instruments; (9) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular; and (10) the continued dependence on towers and outsourced site development services by the wireless carriers. With respect to the Company’s plan for new builds, these factors also include zoning approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build 120 to 140 towers in 2010. With respect to its expectations regarding the ability to close pending tower acquisitions, these factors also include satisfactorily completing due diligence, the ability and willingness of each party to fulfill their respective closing conditions and the availability of cash on hand, borrowing capacity under the senior credit facility or shares of the Company’s Class A common stock to pay the anticipated consideration. With respect to repurchases under the adopted stock repurchase program, the amount of additional shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of its Common Stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes.

Information on non-GAAP financial measures is presented below under “Non-GAAP Financial Measures.” This press release will be available on our website at www.sbasite.com.

About SBA

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 45,000 antenna sites in the United States.

For additional information about SBA, please contact Pam Kline, Vice President-Capital Markets, at (561) 226-9232, or visit our website at www.sbasite.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

(unaudited)

	For the three months ended December 31,		For the fiscal year ended December 31,
	2009	2008	2009	2008
Revenues:		(as restated)(1)		(as restated)(1)
Site leasing	$123,636	$111,921	$477,007	$395,541
Site development	21,343	22,508	78,506	79,413

Total revenues	144,979	134,429	555,513	474,954

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	28,115	26,808	111,842	96,175
Cost of site development	18,729	19,753	68,701	71,990
Selling, general and administrative (2)	14,346	13,262	52,785	48,721
Acquisition related expenses	2,164	44	4,810	120
Asset impairment	3,884	921	3,884	921
Depreciation, accretion and amortization	65,687	62,114	258,537	211,445

Total operating expenses	132,925	122,902	500,559	429,372

Operating income	12,054	11,527	54,954	45,582

Other income (expense):
Interest income	206	1,309	1,123	6,883
Interest expense	(37,537)	(29,483)	(130,853)	(105,328)
Non-cash interest expense	(14,470)	(10,924)	(49,897)	(33,309)
Amortization of deferred financing fees	(2,465)	(2,748)	(10,456)	(10,746)
(Loss) gain from extinguishment of debt, net	(1,472)	44,683	(5,661)	44,269
Other income (expense)	74	(8,066)	163	(13,478)

Total other expense	(55,664)	(5,229)	(195,581)	(111,709)

(Loss) income from operations before provision for income taxes	(43,610)	6,298	(140,627)	(66,127)
Provision for income taxes	(2)	(345)	(492)	(1,037)

Net (loss) income	(43,612)	5,953	(141,119)	(67,164)
Net loss attributable to noncontrolling interest	100	—	248	—

Net (loss) income attributable to SBA Communications Corporation	$(43,512)	$5,953	$(140,871)	$(67,164)

Net (loss) income per share:
Basic	$(0.37)	$0.05	$(1.20)	$(0.61)

Diluted	$(0.37)	$0.05	$(1.20)	$(0.61)

Weighted average number of common shares
Basic	116,928	116,498	117,165	109,882

Diluted	116,928	116,792	117,165	109,882

(1)	The three months and fiscal year ended December 31, 2008 have been restated to reflect the adoption of new convertible debt accounting guidance which became effective on January 1, 2009.
(2)	Includes non-cash compensation of $2,274 and $1,514 for the three months ended December 31, 2009 and 2008, respectively and $8,008 and $6,913 for years ended December 31, 2009 and 2008, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2009	December 31, 2008
		(as restated)(1)
ASSETS
Current assets:
Cash and cash equivalents	$161,317	$78,856
Short-term investments	5,352	162
Restricted cash	30,285	38,599
Accounts receivable, net of allowance of $350 and $852 in 2009 and 2008, respectively	19,644	16,351
Other current assets	20,240	20,347

Total current assets	236,838	154,315

Property and equipment, net	1,496,938	1,502,672
Intangible assets, net	1,435,591	1,425,132
Other long-term assets	144,279	125,710

Total assets	$3,313,646	$3,207,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net	$28,648	$6,000
Accounts payable and accrued expenses	37,329	30,492
Interest payable	35,551	5,946
Other current liabilities	57,197	48,156

Total current liabilities	158,725	90,594

Long-term liabilities:
Long-term debt, net	2,460,402	2,386,230
Other long-term liabilities	94,570	80,495

Total long-term liabilities	2,554,972	2,466,725

Shareholders’ equity	599,949	650,510

Total liabilities and shareholders’ equity	$3,313,646	$3,207,829

(1)	The December 31, 2008 balance sheet has been restated to reflect the adoption of new convertible debt accounting guidance.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended December 31,
	2009	2008
		(as restated)(1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(43,612)	$5,953
Depreciation, accretion, and amortization	65,687	62,114
Non-cash interest expense	14,470	10,924
Loss (gain) from extinguishment of debt, net	1,472	(44,683)
Other non-cash items reflected in the Statement of Operations	8,935	13,538
Changes in operating assets and liabilities	2,805	(8,259)

Net cash provided by operating activities	49,757	39,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions and related earn-outs	(126,179)	(242,083)
Capital expenditures	(12,637)	(9,443)
Maturities of investments	980	144
Disposition of fixed assets	90	5
Payment of restricted cash related to tower removal obligations	(31)	(117)

Net cash used in investing activities	(137,777)	(251,494)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on the extinguishment of CMBS debt	(34,301)	(45,353)
Repurchase and retirement of common stock	(1,721)	—
Proceeds from employee stock purchase/stock option plans	4,077	556
Payment of restricted cash relating to CMBS Certificates	(3,750)	(1,311)
Payment of deferred financing fees	(811)	(12)
Payment on the extinguishment of convertible debt	—	(102,486)
Payment related to termination of derivative instruments	—	(3,890)
Borrowings under the Senior Credit Facility	—	5,104
Payments on the Optasite credit facility	—	(1,000)

Net cash used in financing activities	(36,506)	(148,392)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(124,526)	(360,299)
CASH AND CASH EQUIVALENTS:
Beginning of period	285,843	439,155

End of period	$161,317	$78,856

(1)	The three months ended December 31, 2008 have been restated to reflect the adoption of new convertible debt accounting guidance.

	For the three months ended December 31, 2009	For the fiscal year ended December 31, 2009
	(in thousands)
SELECTED CAPITAL EXPENDITURE DETAIL:

Tower new build construction	$7,871	$30,192

Operating tower expenditures:
Tower upgrades/augmentations	2,460	8,260
Maintenance/improvement capital expenditures	1,592	6,649

	4,052	14,909

General corporate expenditures	714	1,642

Total capital expenditures	$12,637	$46,743

Non-GAAP Financial Measures

Segment Operating Profit and Segment Operating Profit Margin

This press release includes disclosures regarding our Site Leasing Segment Operating Profit and Site Development Segment Operating Profit, which are non-GAAP financial measures. Each respective Segment Operating Profit is defined as segment revenue less segment cost of revenue (excluding depreciation, accretion and amortization) and Segment Operating Profit Margin is defined as Segment Operating Profit divided by segment revenue. Total Segment Operating Profit is the total of the Segment Operating Profits of the two segments. Segment Operating Profit and Segment Operating Profit Margin are, in our opinion, indicators of the operating performance of our site leasing and site development segments and each is used to provide management with the ability to monitor the operating results and margin of each segment, while excluding the impact of depreciation, accretion and amortization, which is largely fixed and non-cash in nature. Segment Operating Profit and Segment Operating Profit Margin are not intended to be alternative measures of revenue, segment gross profit or segment gross profit margin as determined in accordance with GAAP.

The reconciliation of Site Leasing Segment Operating Profit and Site Development Segment Operating Profit and the calculation of Segment Operating Profit Margin are as follows:

	Site Leasing Segment		Site Development Segment
	For the three months ended December 31,		For the three months ended December 31,
	2009	2008	2009	2008
	(in thousands)		(in thousands)
Segment revenue	$123,636	$111,921	$21,343	$22,508
Segment cost of revenues (excluding depreciation, accretion and amortization):	(28,115)	(26,808)	(18,729)	(19,753)

Segment operating profit	$95,521	$85,113	$2,614	$2,755

Segment operating profit margin	77.3%	76.0%	12.2%	12.2%

Tower Cash Flow and Tower Cash Flow Margin

This press release includes disclosures on our historical results and future outlook for Tower Cash Flow and Tower Cash Flow Margin, which are non-GAAP financial measures. Tower Cash Flow is defined as Site Leasing Segment Operating Profit excluding non-cash straight-line leasing revenue and non-cash straight-line ground lease expense and Tower Cash Flow Margin is defined as Tower Cash Flow divided by the difference of site leasing revenue minus non-cash straight-line site leasing revenue. We discuss these non-GAAP financial measures because we believe these items are indicators of performance of our site leasing operations. In addition, Tower Cash Flow is a component of the calculation used by our lenders to determine compliance with certain covenants under our senior credit facility and senior notes. Neither Tower Cash Flow nor Tower Cash Flow Margin are intended to be alternative measures of site leasing gross profit nor of site leasing gross profit margin as determined in accordance with GAAP.

The tables below set forth the reconciliation of Tower Cash Flow to its most comparable GAAP measurement and the calculation of Tower Cash Flow Margin. Tower Cash Flow for each of the periods set forth in the Outlook section above will be calculated in the same manner.

	For the three months ended December 31,
	2009	2008
	(in thousands)
Site leasing revenue	$123,636	$111,921
Site leasing cost of revenue (excluding depreciation, accretion, and amortization)	(28,115)	(26,808)

Site leasing segment operating profit	95,521	85,113
Non-cash straight-line leasing revenue	(1,093)	(2,106)
Non-cash straight-line ground lease expense	2,963	2,853

Tower Cash Flow	$97,391	$85,860

The calculation of Tower Cash Flow Margin is as follows:

	For the three months ended December 31,
	2009	2008
	(in thousands)
Site leasing revenue	$123,636	$111,921
Non-cash straight-line leasing revenue	(1,093)	(2,106)

Site leasing revenue minus non-cash straight-line leasing revenue	$122,543	$109,815

Tower Cash Flow	$97,391	$85,860

Tower Cash Flow Margin	79.5%	78.2%

Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin

This press release includes disclosures on our historical results and future outlook for Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net (loss)/income excluding: the impact of net interest expense, provision for taxes, depreciation, accretion and amortization, asset impairment, non-cash compensation, (loss)/gain from extinguishment of debt, net, other income and expense, acquisition related expenses, non-cash straight-line leasing revenue and non-cash straight-line ground lease expense. Commencing January 1, 2009, Adjusted EBITDA excludes acquisition related costs which, pursuant to the adoption of new business combination accounting guidance, are expensed and included within operating expenses. Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by the difference of total revenue minus non-cash straight-line leasing revenue. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability and performance of our core operations and reflect the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by our lenders to determine compliance with certain covenants under our senior credit facility and senior notes. Neither Adjusted EBITDA, Annualized Adjusted EBITDA nor Adjusted EBITDA Margin are intended to be alternative measures of operating income or gross profit margin as determined in accordance with GAAP.

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement. Adjusted EBITDA for each of the periods set forth in the Outlook section above will be calculated in the same manner:

	For the three months ended December 31,
	2009	2008
		(as restated)
	(in thousands)
Net (loss) income	$(43,612)	$5,953
Interest income	(206)	(1,309)
Interest expense(1)	54,472	43,155
Depreciation, accretion, and amortization	65,687	62,114
Provision for taxes(2)	671	700
Asset impairment	3,884	921
Loss (gain) from extinguishment of debt	1,472	(44,683)
Acquisition related expenses(3)	2,164	44
Non-cash compensation	2,327	1,580
Non-cash straight-line leasing revenue	(1,093)	(2,106)
Non-cash straight-line ground lease expense	2,963	2,853
Other (income) expense	(74)	8,066

Adjusted EBITDA	$88,655	$77,288

Annualized Adjusted EBITDA	$354,620	$309,152

(1)	Interest expense includes cash interest expense, non-cash interest expense and amortization of deferred financing fees.
(2)

For the three months ended December 31, 2009 and December 31, 2008, these amounts included $669 and $355, respectively, of franchise taxes reflected on the Statement of Operations in selling, general and administrative expenses.

(3)	The three months ended December 31, 2008 reflect acquisition integration costs that were previously reflected on the Statement of Operations in selling, general and administrative expenses.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months ended December 31,
	2009	2008
	(in thousands)
Total revenues	$144,979	$134,429
Non-cash straight-line leasing revenue	(1,093)	(2,106)

Total revenues minus non-cash straight-line leasing revenue	$143,886	$132,323

Adjusted EBITDA	$88,655	$77,288

Adjusted EBITDA Margin	61.6%	58.4%

Net Debt, Leverage Ratio, and Secured Leverage Ratio

This press release includes disclosures regarding Net Debt, Leverage Ratio and Secured Leverage Ratio. Net Debt is defined as the notional principal amount of outstanding debt minus cash and cash equivalents, short-term investments, and short-term restricted cash. Net Secured Debt is defined as the notional principal amount of outstanding secured debt minus cash and cash equivalents, short-term investments and short-term restricted cash. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements. Leverage Ratio is defined as Net Debt divided by Annualized Adjusted EBITDA. Secured Leverage Ratio is defined as Net Secured Debt divided by Annualized Adjusted EBITDA. We believe that by including the full amount of the notional principal amount due at maturity for purposes of calculating net debt it will provide investors a more complete understanding of our net debt and leverage position. We have included these non-GAAP financial measures because we believe these items are indicators of our financial condition, and they are used by our lenders to determine compliance with certain covenants under our senior credit facility and senior notes.

The Debt and leverage calculations are as follows:

December 31, 2009
(in thousands)

2006 CMBS Certificates	$940,609

Total secured debt	940,609

0.375% Convertible Senior Notes (carrying value of $28,648)	30,403
1.875% Convertible Senior Notes (carrying value of $432,459)	550,000
4.0% Convertible Senior Notes (carrying value of $342,820)	500,000
2016 Senior Notes (carrying value of $372,604)	375,000
2019 Senior Notes (carrying value of $371,910)	375,000

Total unsecured debt	1,830,403

Total debt	$2,771,012

Leverage Ratio

Total debt	$2,771,012
Less: Cash and cash equivalents, short-term investments and short-term restricted cash	(196,954)

Net Debt	$2,574,058

Divided by:
Annualized Adjusted EBITDA	$354,620

Leverage Ratio	7.3x

Secured Leverage Ratio

Total secured debt	$940,609
Less: Cash and cash equivalents, short-term investments and short-term restricted cash	(196,954)

Net Secured Debt	$743,655

Divided by:
Annualized Adjusted EBITDA	$354,620

Secured Leverage Ratio	2.1x

Equity Free Cash Flow and Equity Free Cash Flow Per Share

This press release includes disclosures on our historical results and our future outlook for Equity Free Cash Flow and Equity Free Cash Flow Per Share which are non-GAAP financial measures. Equity Free Cash Flow is defined as Adjusted EBITDA minus net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid. Equity Free Cash Flow Per Share is defined as Equity Free Cash Flow divided by the weighted average shares outstanding for the period. We discuss Equity Free Cash Flow and Equity Free Cash Flow Per Share because we believe that these measures are indicators of the amount of cash produced by our business and thus reflect the amount that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders. Equity Free Cash Flow is not intended to be an alternative measure of cash flow from operations or operating income as determined in accordance with GAAP. Equity Free Cash Flow Per Share is not intended to be an alternative measure of earnings per share as determined in accordance with GAAP.

The table below sets forth the reconciliation of Equity Free Cash for the three months ended December 31, 2009 and 2008 and the calculation of Equity Free Cash Flow Per Share for such periods. Equity Free Cash Flow for each of the periods set forth in the Outlook section above will be calculated in the same manner.

	For the three months ended December 31,
	2009	2008
	(in thousands)
Adjusted EBITDA	$88,655	$77,288
Net cash interest expense	(37,331)	(28,174)
Non-discretionary cash capital expenditures	(2,306)	(1,639)
Cash taxes paid	(173)	(492)

Equity Free Cash Flow	$48,845	$46,983

Weighted average number of common shares - basic	116,928	116,498

Weighted average number of common shares - diluted	116,928	116,792

Equity Free Cash Flow Per Share - basic and diluted	$0.42	$0.40